                                             ROCHESTER PORTFOLIO SERIES

                      Amendment to the Amended and Restated Agreement and Declaration of Trust

This amendment to the Amended and Restated  Agreement and Declaration of Trust of Rochester  Portfolio  Series (the
"Restated Declaration of Trust") is executed this 10th day of June, 1998.

WHEREAS,  the Trustees  established  Rochester Portfolio Series (the "Trust"),  a business trust currently with one series,  Limited Term New York Municipal Fund,  organized under the laws of the Commonwealth of Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under an Agreement and Declaration of Trust dated
June 13, 1991 as filed with the Commonwealth of Massachusetts on June 14, 1991, as amended on February 6, 1992;

WHEREAS,  the Restated  Declaration of Trust dated January 26, 1995 was filed by the Trust with the Commonwealth of
Massachusetts  on  February  8, 1995 as later  amended  on  November  1, 1995 and filed  with the  Commonwealth  of
Massachusetts  on  November  7, 1995 and  further  amended  on June 17,  1997 and filed  with the  Commonwealth  of
Massachusetts on August 12, 1997;

WHEREAS,  Section 7.3 of the Restated  Declaration of Trust requires that amendments thereto be by an instrument in writing  signed by an  officer  of the  Trust  pursuant  to a  majority  vote of the  Trustees  and filed  with the
Commonwealth of Massachusetts; and

WHEREAS,  the  Trustees  now desire to further  amend the  Restated  Declaration  of Trust,  as  amended,  and such amendment and filing thereof has been approved by a majority of the Trustees.

NOW, THEREFORE,

1. The Restated  Declaration  of Trust,  as amended,  is hereby  further  amended to include a reference in Section
3.1(b)  thereof  entitled  "Election and Term" to retirement of a Trustee and a reference in Section 3.1(c) thereof
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entitled  "Resignation and Retirement" to mandatory  retirement of Trustees as set forth in the Trust's  Retirement
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Plan for Non-interested Trustees or Directors, as the same may be amended from time to time.

2.  Section 3.1(b) shall be amended by replacing the second sentence thereof with the following:

         Each Trustee,  whether named above or hereafter  becoming a trustee,  shall serve as a Trustee of the Trust and of each Series of the Trust  hereunder  during the lifetime of this Trust and until its termination as hereinafter  provided except as such Trustee sooner dies, resigns,  retires or is removed.

3.  Section 3.1(c) shall be amended to read in its entirety as follows:

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         (c)      Resignation  and  Retirement.  Any  Trustee may resign his trust or retire as Trustee by
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         written  instrument  signed by him and  delivered to the other  Trustees or to any officer of the
         Trust,  and such  resignation  or retirement  shall take effect upon such a delivery or upon such later date as is  specified  in such  instrument  and shall be effective as to the Trust and each
         Series of the Trust  hereunder.  Notwithstanding  the  foregoing,  any and all Trustees  shall be subject to the provisions  with respect to mandatory  retirement set forth in the Retirement Plan for  Non-interested  Trustees or Directors  adopted by the Trust, as the same may be amended from time to time.

4.  These revisions to the Restated Declaration of Trust, as amended, shall become effective on June 15, 1998.

5.   All other terms and conditions of the Restated Declaration of Trust, as amended, shall remain the same.

IN WITNESS  WHEREOF,  the  undersigned has caused this Amendment to be signed under penalties of perjury on the day and year first set forth above.

                                                                       Rochester Portfolio Series

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                                                                       Robert G. Zack, Assistant Secretary

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